                                                                    Exhibit 10.5

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                                   AGREEMENT

                        FOR PURCHASE AND SALE OF ASSETS

                                BY AND BETWEEN

                         PINNACLE TOWERS INC., SELLER

                                      AND

                      PINNACLE TOWERS III INC., PURCHASER






================================================================================

                                   AGREEMENT
                                      FOR
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------


     THIS AGREEMENT is effective as of the 31/st/ day of August, 1999, by and between PINNACLE TOWERS III INC., a Florida corporation ("Purchaser") and PINNACLE TOWERS INC., a Delaware corporation ("Seller").

     WHEREAS, Seller has acquired from Motorola, Inc., a Delaware corporation ("Motorola"), certain antenna sites listed on Schedule 1.2(b) (the "Sites") and
                                              ---------------
the Rooftop Assets (as defined below) (collectively the "Rooftop Business") pursuant to the Agreement for Purchase and Sale of Assets by and between Seller and Motorola, Inc., a Delaware corporation ("Motorola"), dated June 29, 1999 (as amended, the "Motorola Purchase Agreement");

     WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, subject to the assumption of the associated liabilities and obligations, the Rooftop Assets;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

     1.1. Purchase and Sale of Rooftop Assets. At the Closing (as defined
          -----------------------------------
below), Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, accept and receive, all of Seller's right, title and interest in and to the Rooftop Assets as they exist at the Closing.

     1.2. Rooftop Assets. The "Rooftop Assets" are all of Seller's right, title
          --------------
and interest in and to the following:

          (a)  the accounts and notes receivable of the Rooftop Business;

          (b)  the Rooftop Assets listed on Schedule 1.2(b);
                                            ---------------

          (c) the deposits and prepaid assets of the Rooftop Business related to the Sites;

          (d) the performance and other bonds, security and other deposits, and advances maintained solely for use in the conduct of the Rooftop Business related to the Sites;

          (e) the customer files and all lists of customers, suppliers and vendors of the Rooftop Business related to the Sites;

          (f) the rights and claims under lease, management or sale contracts, customer orders, service agreements and other similar commitments of the Rooftop Business related to the Sites;

          (g) rights in, to and under agreements directly and solely relating to the Rooftop Business, including the Material Contracts (as defined below), the Rooftop Agreements (as defined below), and the Tenant Leases (as defined below);

          (h) documents and records directly and solely relating to the Sites, including accounts receivable and accounts payable ledgers, records and files;

          (i) master customer and vendor lists directly and solely relating to the operation of the Sites; and

          (j) to the extent assignable and transferable to Purchaser, permits and licenses (and pending applications for any thereof) related to the operation of the Sites;

provided, however, that the definition of Rooftop Assets shall not include any items defined as Excluded Assets in Section 1.3 below.

     1.3. Excluded Assets.  Seller will retain and not transfer, and Purchaser
          ---------------
will not acquire any assets of Seller, other than the Rooftop Assets, (collectively, the "Excluded Assets"), including the following assets which shall not be sold or transferred to Purchaser:

          (a) all cash and cash equivalents, including cash on hand or in bank accounts;

          (b) corporate accounting journals and corporate books of account which comprise Seller's permanent accounting or tax records;

          (c) corporate minute books, stock records and corporate seals of Seller;

          (d)  refunds pertaining to any Tax obligations of Seller;

          (e)  software and information systems;

          (f) any cash management or other treasury services, legal, patent, tax, insurance administration, corporate accounting, audit, human resources or other services provided to the Rooftop Business by Seller;

          (g)  certain assets listed on Schedule 1.3; and
                                        ------------

          (h) items sold, transferred, disposed of or consumed in the ordinary course prior to the Closing;

provided, however, that the definition of Excluded Assets shall not include any items defined as Rooftop Assets in Section 1.2.

     1.4. Assumed Liabilities and Obligations. At the Closing, Purchaser shall
          -----------------------------------
assume and agrees to discharge promptly as they become due any and all liabilities and obligations and agreements related to or arising from the operation of Rooftop Business or the ownership of the Rooftop Assets, including all contracts and obligations which constitute Rooftop Assets or to which the Rooftop Assets are subject or by which they are bound (the "Assumed Liabilities"); provided, however, that notwithstanding the foregoing, none of the Excluded Liabilities (as defined below) shall be included as Assumed Liabilities. Purchaser shall forever defend, indemnify and hold harmless Seller from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Purchaser's failure to fully perform and discharge the responsibilities of Seller with respect to the Assumed Liabilities. Purchaser further agrees to pay and discharge all such liabilities and obligations as they become due.

     1.5. Excluded Liabilities and Obligations.  Purchaser shall not assume any
          ------------------------------------
liabilities or obligations of Seller or the Rooftop Business for Federal, state or local taxes on income for all periods prior to the Closing (the "Excluded Liabilities"). Seller shall forever defend, indemnify and hold harmless Purchaser from and against any and all liabilities, obligations, claims, damages, costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from Seller's failure to fully perform and discharge the Excluded Liabilities. Seller further agrees to pay and discharge all such liabilities and obligations as they become due.

     1.6. Assignment of Contracts.   Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign the right, title or interest of Seller in, to or under any contract or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Purchaser or Seller thereunder or if by its nature such contract cannot be assigned. Seller shall use its reasonable commercial efforts to obtain, and Purchaser agrees to cooperate with Seller in its efforts to obtain, the consent of each such third party to the assignment or transfer thereof to Purchaser in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, Seller and Purchaser shall cooperate in any reasonable arrangements on mutually acceptable terms designed to provide Purchaser the obligations and benefits thereunder such as, by example, entering into a subcontract, operating agreement or other similar relationship, which arrangements shall include self-operative provisions for transfer of the affected agreements to Purchaser after Closing upon receipt of the applicable consents. Notwithstanding the foregoing, the obligations of Seller under this Section shall not include any obligation to make any payment or incur any economic burden.

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

     1.7. Bulk Transfer.  Purchaser hereby waives compliance by Seller with all
          -------------
applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions contemplated hereby.

                                  ARTICLE II

                          CONSIDERATION FOR TRANSFER

     2.1. Consideration
          -------------

          (a)  The aggregate consideration for the Rooftop Assets shall be:

                  (i) Forty Nine Million Dollars $49,000,000 (the "Purchase Price"); and

                  (ii)  assumption by Purchaser of the Assumed Liabilities.

          (b) All payments hereunder shall be made in U.S. dollars by wire transfer or other immediately-available funds, and all currency amounts referred to throughout this Agreement are to U.S. dollars.

     2.2. Payment of Consideration. At Closing, Purchaser shall pay the Purchase
          ------------------------
Price to an account designated by Seller in immediately available funds.

     2.3. Purchase Price Allocation. The consideration for the Rooftop Assets
          -------------------------
shall be allocated by Purchaser and Seller as mutually agreed upon by the parties prior to Closing.

     2.4. [Intentionally Omitted].
          ------------------------

     2.5. Costs.  The parties shall share equally the costs of the following:
          -----
(a) all Taxes arising in connection with any deed or other conveyance document relating to the Rooftop Assets, and (b) all recording costs arising in connection with the transactions contemplated hereby.

     2.6. [Intentionally Omitted].
          -----------------------

                                  ARTICLE III

                  THE CLOSING AND TRANSFER OF ROOFTOP ASSETS

     3.1. Closing.  The transfer of assets contemplated by this Agreement (the
          -------
"Closing") shall occur at the offices of Holland & Knight LLP, 400 North Ashley Drive, Tampa, Florida 33602 on the date this Agreement is executed (the "Closing Date"). Upon consummation, the Closing shall be deemed to take place as of the close of business on the Closing Date.

     3.2. Deliveries by Purchaser.  At the Closing, Purchaser shall deliver the
          -----------------------
following:

          (a) an amount equal to the Purchase Price payable in immediately available funds to the account designated by Seller; and

          (b) such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby or as specifically required to fulfill Purchaser's covenants hereunder.

     3.3. Deliveries by Seller.  At the Closing, Seller shall deliver such
          --------------------
instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement or as specifically required to fulfill Seller's covenants hereunder.

     3.4. Deliveries by Purchaser and Seller.  At the Closing, Purchaser and
          ----------------------------------
Seller shall deliver the following:

          (a) General Assignment, Bill of Sale and Assumption of Liabilities in substantially the form attached hereto as Attachment I; and

          (b) Services Agreement in substantially the form attached hereto as Attachment II, providing for, if necessary, the provision of certain services at an appropriate cost.

     3.5. Mutual Assurances.  At the Closing, the parties shall execute,
          -----------------
acknowledge and deliver such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser, as of the date hereof, and as of the Closing Date, as set forth below. All of the representations and warranties herein (except those set forth in Section 4.1, 4.2 and 4.3) are based solely upon those representations and warranties made by Motorola to Seller pursuant to the Motorola Purchase Agreement. To the extent that any representation or warranty made hereunder by Seller is based upon or is subject to the representations or warranties of Motorola under the Motorola Purchase Agreement, and to the knowledge of Seller such representation is true and correct, Seller shall have no liability or obligation to Purchaser regarding such representation or warranty if the corresponding representation or warranty from Motorola actually is not true or correct. Also, Seller shall have no liability or obligation to Purchaser regarding any representation or warranty to the extent information provided or made available to Seller or Purchaser resulting from the Due Diligence contradicts such representation or warranty or otherwise indicates such representation or warranty is not true or correct. For purposes of this Agreement, a "Material Adverse Effect" shall mean any effect which is materially adverse to the Rooftop Assets when taken as a whole. For purposes of this Agreement, the phrase "to the knowledge of Seller," or other language of similar effect, shall mean to the actual knowledge at the time of execution of this Agreement of the persons listed on Schedule 4.0. No further due diligence
                                        ------------
or investigation shall be attributed to or required of such persons. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement. Disclosure of an item in response to one Section of this Agreement shall constitute disclosure in response to every Section of this Agreement notwithstanding the fact that no express cross-reference is made. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality.


     4.1. Authority.  Seller has the full right, power and authority, without
          ---------
the consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to consummate the transactions contemplated on its part hereby and thereby. All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

     4.2. Validity.  This Agreement has been, and the agreements and other
          --------
documents to be delivered by Seller at Closing will be, duly executed and delivered and constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms. The execution and delivery by Seller of this Agreement and the agreements contemplated hereby to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Seller and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) constitute a default under or a breach of (a) the charter or by-laws of Seller, (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Seller is a party or by which Seller is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to Seller, except in each of the foregoing cases for such creations, accelerations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which in the aggregate will not have an adverse effect on Seller's ability to consummate the transactions contemplated hereby.

     4.3. Due Organization.  Seller is a corporation in good standing and
          ----------------
validly existing under the laws of Delaware.

     4.4. [Intentionally Omitted].
          -----------------------

     4.5. [Intentionally Omitted].
          -----------------------

     4.6. Title to Rooftop Assets.  To the knowledge of Seller, Seller has
          -----------------------
good and marketable title to the personal property included in the Rooftop Assets it purports to own. To the knowledge of Seller, at the Closing, Purchaser will receive the Rooftop Assets free and clear of any liens, claims or encumbrances except for (a) liens, claims or encumbrances which will be discharged upon payment by Purchaser of the associated Assumed Liabilities, (b) liens, claims and encumbrances which do not detract from the value or interfere with the present use of the Rooftop Assets in such manner as could reasonably be expected to have, in the aggregate, a Material Adverse Effect, (c) materialmen's, mechanics', carriers', workmen's, repairmen's and other like liens arising in the ordinary course of business, (d) liens for current Taxes not yet due or payable or any Taxes being contested in good faith by Seller, or (e) liens in favor of Seller's senior lenders described on the attached Schedule 4.6. To the knowledge of Seller, the Rooftop Assets are in good operating condition and repair (reasonable wear and tear excepted).

     4.7.  Utilities.  To Seller's knowledge, all utilities necessary for the
           ---------
operation of the Rooftop Assets are installed and operating, except for such instances as could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

     4.8.  Rooftop Agreements.  To the knowledge of Seller, Schedule 1.2(b) sets
           ------------------                               ---------------
forth a list of all rooftop sites for which there may exist rooftop agreements (the "Rooftop Agreements") included in the Rooftop Assets, pursuant to which Seller leases\occupies real property.

     4.9.  [Intentionally Omitted].
           -----------------------

     4.10. Material Contracts.  To the knowledge of Seller, Schedule 4.10
           ------------------                               -------------
sets forth an accurate list of all sites for which there may exist written contracts and agreements solely related to the Rooftop Assets meeting any of the descriptions set forth below (the "Material Contracts"):

           (a) all Site agreements and lease agreements (the "Tenant Leases") with an annual revenue in excess of $100,000;

          (b) all management and service contracts and purchase orders and other contracts for the purchase of materials or services relating to the Sites requiring annual payments in excess of $100,000;

          (c) all machinery leases, equipment leases and other personal property leases relating to the Sites requiring annual payments in excess of $100,000; and

          (d) all other contracts, commitments, agreements, arrangements and understandings relating to the Sites which provide for annual payment to or from Seller having an aggregate value of $100,000 or more.

To the knowledge of Seller, except as set forth on Schedule 4.10, each Material
                                                   -------------
Contract is valid and binding and is in full force and effect as to Seller, assuming the other party thereto is bound which, to Seller's knowledge, is the case for each Material Contract, except that Seller makes no representation or warranty with respect to the remaining term of any Material Contract, the expiration of any Material Contract, or the status of any Material Contract as a month-to-month agreement. To the knowledge of Seller, no event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a material default under or a material breach of any Material Contract by Seller or, to the knowledge of Seller, by any other party thereto which could reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, no defenses, off-sets, or counterclaims have been asserted by any party thereto, which could reasonably be expected to result, in the aggregate, in a Material Adverse Effect. To Seller's knowledge, (i) Seller has not waived any material rights under any Material Contracts and (ii) there are no disputes with respect to any Material Contract, which could reasonably be expected to result, in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 4.10,
                                                                -------------
to Seller's knowledge, Seller has not received notice of any plan or intention of any other party to any Material Contract to exercise any right to cancel or terminate any Material Contract, except for such cancellations or terminations which could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect. Notwithstanding the foregoing, Seller makes no representation or warranty regarding the initial, renewal or remaining term of any Material Contract or the status of any such term being month to month.


     4.11. [Intentionally Omitted].
           -----------------------

     4.12. Legal Proceedings.  Except as set forth in Schedule 4.12, (a)
           -----------------                          --------------
Seller is not engaged in or a party to or, to the knowledge of Seller, threatened with any action, suit or other legal proceeding involving the Rooftop Assets, (b) Seller has no knowledge of any investigation threatened by any governmental or regulatory authority with respect to the Rooftop Assets, and (c) to the knowledge of Seller, the Rooftop Assets are not subject to any judgment, order, writ, injunction, stipulation or decree of any court or any governmental agency.

     4.13. Compliance with Law.  Except as set forth on Schedule 4.13, to the
           -------------------                          -------------
knowledge of Seller, the operation of the Rooftop Business and the Rooftop Assets complies as of the date hereof in all material respects with all applicable statutes, codes, laws, ordinances, rules and regulations (including all Federal Aviation Administration and Federal Communications Commission rules and regulations), except where non-compliance could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

     4.14. Permits.  To the knowledge of Seller, Seller currently has all the
           -------
permits from all Federal, state, local and foreign authorities as are necessary for the conduct of the Rooftop Business as currently conducted as of the date hereof, except where the failure to have any permit could not reasonably be expected to result in a Material Adverse Effect.

     4.15. Taxes.  To the knowledge of Seller, Seller has filed, or will file
           -----
when due, all reports and returns ("Tax Returns") of all Federal, state, local and provincial and other foreign net or gross income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, transfer or other taxes and assessments, together with any penalties, additions to or additional amounts with respect thereto and any interest (collectively referred to as "Taxes" and individually as a "Tax") required to be filed relating to the Rooftop Assets for the periods up to the Closing, except where failure to file could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect. With respect to the Rooftop Business and the Rooftop Assets, to the knowledge of Seller (a) Seller has paid all material amounts of Taxes when due, except to the extent Seller is disputing such Taxes with the applicable Tax authority in the manner permitted by the local Tax authority (including posting any required deposits), (b) there is no Tax deficiency or delinquency in any material amount asserted or threatened against Seller, except to the extent Seller is disputing such Taxes with the applicable Tax authority and (c) there is no unpaid Tax in any material amount that could be asserted by a Tax authority for which Purchaser may become liable or the liability for which might encumber the Rooftop Assets after the Closing as a result of the transactions contemplated by this Agreement.

     4.16. [Intentionally Omitted].
           -----------------------

     4.17. [Intentionally Omitted].
           -----------------------

     4.18. [Intentionally Omitted].
           -----------------------

     4.19. Brokers' Fees.  Seller has no liability or obligation to pay any fees
           -------------
or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

     4.20. Disclaimer.  The representations and warranties set forth in this
           ----------
Article IV are the only representations and warranties made by Seller with respect to the Rooftop Business and the Rooftop Assets. Except as specifically set forth herein, Seller is selling the Rooftop Assets to Purchaser "as is" and "where is" and with all faults. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. Seller makes no representation or warranty as to the accuracy or reliability of any forecasts or projections of revenues, sales, expenses or profits of the Rooftop Business.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as of the date hereof, and as of the Closing Date, as set forth below.

     5.1. Authority.  Purchaser has full right, power and authority, without the
          ---------
consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. All corporate acts required to be taken by Purchaser to authorize the execution and delivery of this Agreement and the agreements contemplated hereby and all transactions contemplated hereby and thereby have been duly and properly taken.

     5.2. Validity.  This Agreement has been, and the agreements and other
          --------
documents to be delivered by Purchaser at Closing will be, duly executed and delivered by Purchaser and will constitute lawful, valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms. The execution and delivery by Purchaser of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of

Purchaser and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) result in a default under or a breach of (a) the charter or by-laws of Purchaser, (b) any contract, agreement, permit, license or other instrument to which Purchaser is a party or by which either is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to Purchaser, except for such creations, accelerations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which, in the aggregate will not have an adverse effect on Purchaser's ability to consummate the transactions contemplated hereby.

     5.3. Due Organization.  Purchaser is a corporation duly organized, in good
          ----------------
standing and validly existing under the laws of Florida.

     5.4. Brokers' Fees.  Purchaser has no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     5.5. [Intentionally Omitted].
          -----------------------

     5.6. Due Diligence.  Purchaser has obtained or has otherwise been provided
          -------------
access to and reviewed to its satisfaction all Due Diligence materials.

                                  ARTICLE VI

                              COVENANTS OF SELLER

     6.1. [Intentionally Omitted].
          -----------------------

     6.2. [Intentionally Omitted].
          -----------------------

     6.3. Records and Documents.  Following the Closing Date, Seller shall
          ---------------------
grant to Purchaser and its representatives, at Purchaser's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents in Seller's possession related to the Rooftop Assets as may be reasonably necessary for litigation, preparation of financial statements, Tax returns and audits or other valid business purposes, or otherwise related to Purchaser's operation of the Rooftop Assets after the Closing and which do not constitute Rooftop Assets.

     6.4. Consummation.  Subject to the terms and conditions provided herein,
          ------------
Seller agrees to use all commercially reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms; except that this covenant shall not require Seller to make any payment or incur any economic burden not provided for herein.

     6.5. [Intentionally Omitted].
          -----------------------

     6.6.  [Intentionally Omitted].
           ------------------------

     6.7.  Confidentiality.  Seller agrees that it will not disclose, nor will
           ---------------
it permit any of its employees, agents or representatives to disclose, to any third party any confidential information obtained from Purchaser in connection with this Agreement, except as needed in connection with obtaining any consents with respect to any Material Contracts, Rooftop Agreements, and Tenant Leases and as otherwise contemplated by this Agreement.

     6.8.  Contracts.  Seller will provide to Purchaser correct and complete
           ---------
copies of substantially all of the Rooftop Agreements, in Seller's possession, within seven (7) business days of the date hereof. Seller will provide to Purchaser correct and complete copies of substantially all of the Material Contracts (other than those set forth in the immediately preceding sentence and customer licenses) in Seller's possession within 30 days of the date hereof.

     6.9.  Audits.  Seller will cooperate reasonably with Purchaser and,
           ------
subject to Section 6.7, will make accessible to Purchaser and Purchaser's accountants Seller's financial books and records regarding the Rooftop Assets in connection with any audits of Purchaser or its business pertaining to financings done by Purchaser; provided, however, that Purchaser shall pay all out-of-pocket expenses incurred by Seller in connection with the foregoing.

     6.10. [Intentionally Omitted].
           -----------------------


                                  ARTICLE VII

                            COVENANTS OF PURCHASER

     7.1.  Consummation.  Subject to the terms and conditions provided herein,
           ------------
Purchaser agrees to use all commercially reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms, including maintaining any financing commitments related to funding the consideration for the Rooftop Assets.

     7.2.  [Intentionally Omitted].
           -----------------------

     7.3.  Confidentiality.  Purchaser agrees that it will not disclose, nor
           ---------------
will it permit any of its employees, agents or representatives to disclose, to any third party any confidential information obtained from Seller in connection with this Agreement, except as needed in connection with obtaining any consents with respect to any Material Contracts, Rooftop Agreements and Tenant Leases and as otherwise contemplated by this Agreement.

     7.4.  Records and Documents.  Following the Closing Date, Purchaser shall
           ---------------------
grant to Seller and its representatives, at Seller's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents included in the Rooftop Assets covering any period prior to the Closing related to the Rooftop Business or the Rooftop Assets as may be reasonably necessary for litigation, preparation of financial statements, tax returns and audits or other valid business purposes. If Purchaser elects to dispose of such records, Purchaser shall first give Seller sixty (60) days' written notice, during which period Seller shall have the right to take such records without further consideration.

     7.5.  Insurance.  Purchaser shall procure and maintain general liability
           ---------
insurance with carriers and in a form and with such limits as set forth on
Schedule 7.5.  All premiums, assessments and other charges incurred in
------------
maintaining such insurance in full force and effect, as well as the payment of any deductibles or self-insured retentions, shall be the sole responsibility of Purchaser.

     7.6.  Termination of Contracts.  For a period of one (1) year from the
           ------------------------
Closing Date, Purchaser agrees not to terminate any contract or agreement with any existing customer of the Rooftop Business without providing such customer and Seller with at least 90 days prior written notice of such termination; provided, however, that Purchaser shall have the right to terminate any contract or agreement with any existing customer of the Rooftop Business, if such customer is more than 30 days delinquent in paying any amounts owed to Purchaser from the normal payment date set forth in such contract or agreement. Purchaser shall give Seller at least ten (10) days prior written notice of any termination pursuant to the immediately preceding sentence.

     7.7.  [Intentionally Omitted].
           -----------------------

     7.8.  Non-Solicitation.  For the period beginning on the date hereof and
           ----------------
ending on the earlier to occur of the Closing neither Purchaser nor any of its representatives will (a) solicit for employment or employ any employees of the Rooftop Business or cause any employees of the Rooftop Business to leave the employment of Seller and work for Purchaser or any of its Representatives; provided, however, that the foregoing shall not apply to employees of the Rooftop Business hired by Purchaser or any of its Representatives as a result of the use of general solicitation (such as an advertisement) not specifically directed to employees of the Rooftop Business or (b) interfere with any relationships with any customers, lessors, lessees or suppliers of the Rooftop Business.

     7.9.  [Intentionally Omitted].
           -----------------------


                                 ARTICLE VIII

                            [INTENTIONALLY OMITTED]

                                  ARTICLE IX

                            [INTENTIONALLY OMITTED]

                                   ARTICLE X

                            [INTENTIONALLY OMITTED]


                                  ARTICLE XI

                         SURVIVAL AND INDEMNIFICATION

     11.1. Survival.  All representations and warranties contained in this
           --------
Agreement or in any agreement or other document delivered pursuant hereto shall terminate at Closing and shall be of no further force and effect. Notwithstanding the foregoing, the covenants and agreements to the parties contained in this Agreement that are to be performed following Closing shall survive Closing until such covenant is performed or unless specifically provided otherwise in this Agreement or any agreement or document delivered pursuant hereto.

     11.2. Indemnification.
           ---------------

     (a) Purchaser shall indemnify and hold harmless Seller from and against any and all loss, damage, cost or expense (including reasonable attorneys' fees and expenses), judgments and fines (collectively, "Damages") (i) caused by any failure to fulfill any covenant or agreement of Purchaser contained herein or in any other agreement or document delivered pursuant hereto, (ii) arising from the Assumed Liabilities, (iii) arising from any action or inaction of Purchaser after the Closing, other than in accordance with the terms hereof (provided, however, that the foregoing shall not relieve Seller of any of its obligations hereunder unless and to the extent, Purchaser's actions or inactions expand or increase Seller's obligations and liabilities hereunder) or (iv) arising as a result of, in connection with, or related to the operation of the Rooftop Business and the Rooftop Assets following Closing.

     (b) Seller shall indemnify and hold harmless Purchaser from and against any Damages (i) caused by any failure to fulfill any covenant or agreement of Seller contained herein, or in any other agreement or document delivered pursuant hereto or (ii) arising from the Excluded Liabilities.

     11.3. General Provisions Relating to Indemnification.
           ----------------------------------------------

     (a)  Seller shall not be required to make any payments pursuant to this
Article XI, unless and until the aggregate amount of all claims pursuant to this
Article XI shall exceed an amount equal to three percent (3%) of the total cash consideration for the Rooftop Assets (the "Threshold Amount"), as to which Seller shall be responsible only for the excess over Three Million Dollars ($3,000,000) with respect to any other indemnification claims. The maximum aggregate amount recoverable from Seller with respect to any claims relating to this Agreement or the transactions contemplated hereby shall not exceed an amount equal to twenty-five percent (25%) of the total cash consideration for the Rooftop Assets (the "Cap").

     (b) The party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification as soon as reasonably possible but in any event within thirty
(30) days after it obtains knowledge of the basis for a claim for indemnification hereunder. The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder. No party shall be entitled to indemnification to the extent of any insurance, tax or other benefits (if applicable, computed on a present value basis using a 6% discount rate) resulting from or which may be claimed as a result of the facts and circumstances relating to any indemnifiable claim. If any Damages are covered by insurance, Purchaser shall use all reasonable efforts to recover the amount of such Damages from the insurer of such insurance which recovery (net of any retroactive premium adjustments and the aggregate amount of reasonably anticipated (based or written advice from insurance brokers or providers) increased insurance premiums over the following two policy years) shall reduce the amount of Damages hereunder; provided, however, that Purchaser shall not be required to obtain such recovery as a condition to making a claim against Seller pursuant to this Article XI.

     (c) With respect to each claim by a third party which could give rise to an indemnification obligation under this Article XI (a "Third Party Claim"), the party seeking indemnification (the "Indemnified Party") must give prompt notice to the indemnifying party (the "Indemnifying Party") of the Third Party Claim. The Indemnifying Party may, at its sole cost and expense, upon notice to the Indemnified Party within thirty (30) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim, with counsel of its choice. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages, or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. The Indemnifying Party shall provide the Indemnified Party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of (but not control) any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis. If the Indemnifying Party does not assume the defense of any such claim or proceeding resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim or proceeding in a reasonable manner, including settling such claim or proceeding on such terms as the Indemnified Party may deem appropriate after giving fifteen (15) days' notice of the same to the Indemnifying Party and obtaining the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. To the extent applicable, the Indemnified Party shall keep the Indemnifying Party reasonably informed, in writing, as to the defense of any such matter hereunder.

     (d) Neither party shall have any obligation to indemnify the other party or otherwise have liability to the other party for consequential damages, special damages, incidental damages, indirect damages, lost profits or similar items.

     (e) Seller shall have no liability under this Article XI to the extent arising from (i) actions taken or not taken by Purchaser or its affiliates after the Closing Date (provided, however, that the foregoing shall not relieve Seller of any obligations hereunder unless and to the extent, Purchaser's actions or inactions expand or increase Seller's obligations and liabilities hereunder) or
(ii) matters disclosed or available to Purchaser as a result of the Due
Diligence.

     (f) To the extent that Seller discharges any claim for indemnification hereunder, Seller shall be subrogated to all rights of Purchaser against third parties.

     (g) After the Closing, the indemnification rights provided hereunder shall be the exclusive remedy of Seller and Purchaser and each of their respective affiliates and their officers, directors, employees, stockholders, affiliates, agents or representatives with respect to any dispute arising out of or related to this Agreement.

                                  ARTICLE XII

                            [INTENTIONALLY OMITTED]

                                 ARTICLE XIII

                            [INTENTIONALLY OMITTED]

                                  ARTICLE XIV

                                  DEFINITIONS

     (a)   "ADR" has the meaning assigned to such term in Section 15.11(b).

     (b)   "Apportioned Obligations" has the meaning assigned to such term in
Section 15.4(a).

     (c)   "Assumed Liabilities" has the meaning assigned to such term in
Section 1.4.

     (d)   "Cap" has the meaning assigned to such term in Section 11.3(a).

     (e)   "Closing" has the meaning assigned to such term in Section 3.1.

     (f)   "Closing Date" has the meaning assigned to such term in Section 3.1.

     (g)   ""Code" shall mean the Internal Revenue Code of 1986, as amended.

     (h)   "Damages" has the meaning assigned to such term in Section 11.2.(a).

     (i) "Due Diligence" means the due diligence regarding the Purchased Assets (as defined in the Motorola Purchase Agreement) conducted pursuant to the Motorola Purchase Agreement..

     (j)   "Excluded Assets" has the meaning assigned to such term in Section
1.3.

     (k)   "Excluded Liabilities" has the meaning assigned to such term in
Section 1.5.

     (l) "Indemnified Party" has the meaning assigned to such term in Section 11.3(c).

     (m) "Indemnifying Party" has the meaning assigned to such term in Section 11.3(c).

     (n)   "IRS" shall mean the Internal Revenue Service.

     (o)   "Material Adverse Effect" has the meaning assigned to such term in
Article IV.

     (p) "Material Contracts" has the meaning assigned to such term in Section 4.10.

     (q)   "Motorola" has the meaning assigned to such term in the preamble.

     (r) "Motorola Purchase Agreement" has the meaning assigned to such term in the preamble.

     (s)   "Post-Closing Tax Period" has the meaning assigned to such term in
Section 15.4(a).

     (t)   "Pre-Closing Tax Period" has the meaning assigned to such term in
Section 15.4(a).

     (u)   "Purchase Price" has the meaning assigned to such term in Section
2.1.

     (v)   "Purchaser" has the meaning assigned to such term in the preamble

     (w) "Rooftop Agreements" has the meaning assigned to such term in Section 4.8.

     (x)   "Rooftop Assets" has the meaning assigned to such term in Section
1.2.

     (y)   "Seller" has the meaning assigned to such term in the preamble.

     (z)   "Sites" shall mean the sites listed on Schedule 1.0.
                                                  ------------

     (aa)   "Tax" has the meaning assigned to such term in Section 4.15.

     (bb)   "Tax Returns" has the meaning assigned to such term in Section 4.15.

     (cc)   "Taxes" has the meaning assigned to such term in Section 4.15.

     (dd) "Tenant Leases" has the meaning assigned to such term in Section 4.10(b).

     (ee) "Third Party Claim" has the meaning assigned to such term in Section 11.3(c).

     (ff) "Threshold Amount" has the meaning assigned to such term in Section 11.3(a).

     (gg) "To the knowledge of Seller" has the meaning assigned to such term in Article IV.

                                  ARTICLE XV

                              GENERAL PROVISIONS

     15.1. Amendments and Waiver.  No amendment, waiver or consent with
           ---------------------
respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2. Notices. All notices, requests, demands and other communications
           -------
hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

           (a) If to Seller:

                    Pinnacle Towers Inc.
                    1549 Ringling Boulevard
                    Third Floor
                    Sarasota, Florida  34236
                    Attention:  Ben Gaboury
                    Telephone No.:  (941) 364-8886
                    Facsimile No.:  (941) 364-8761


           (b) If to Purchaser:

                    Pinnacle Towers III Inc.
                    1549 Ringling Boulevard
                    Third Floor
                    Sarasota, Florida  34236
                    Attention:  Steve Day
                    Telephone No.:  (941) 364-8886
                    Facsimile No.:  (941) 364-8761

Any party may change its address or add or change parties for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     15.3. Expenses.  Except as otherwise expressly provided herein, each
           --------
party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby; provided that the cost of all permit, license or other similar fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Purchaser when due, and Purchaser will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such permit, license or other similar fees, and, if required by applicable law, Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation

     15.4.  Tax Matters.  The following provisions shall govern the allocation
            -----------
of responsibility as between Purchaser and Seller for certain tax matters following the Closing Date:

            (a)   Prorations.  All real property taxes, personal property
                  ----------
     taxes, ad valorem obligations and similar Taxes imposed on a
            ----------
     periodic basis, in each case levied with respect to the Rooftop Assets, other than conveyance taxes provided for in Section 2.5, for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Purchaser as of the Closing
     Date based on the number of days of such taxable period occurring prior to the Closing Date (the "Pre-Closing Tax Period") and the number of days of such taxable period occurring on or after the Closing Date (the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period. As soon as practical after the Closing Date, Seller and Purchaser shall present a statement for reimbursement for such Taxes with respect to which each is entitled to reimbursement under this Section 15.4(a), together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. Thereafter, Seller shall notify Purchaser upon receipt of any bill for such Taxes relating to the Rooftop Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Purchaser who shall pay the same to the appropriate Taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit to Purchaser prior to the due date of assessment payment the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 15.4(a), the other party shall make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within ten (10) days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

            (b)   Cooperation on Tax Matters.  Purchaser and Seller
                  --------------------------
     shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser or Seller, as the case may be, shall allow the other party to take possession of such books and records.

     15.5.  Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.6.  Successors and Assigns; Beneficiaries  This Agreement shall bind
            -------------------------------------
and inure to the benefit of the parties named herein and their respective successors and assigns. Purchaser shall be entitled to assign its right and duties (in whole or in part) under this Agreement to one or more subsidiaries of Purchaser or an affiliate of Purchaser which subsidiary or affiliate is controlled, directly or indirectly, by Purchaser or such other arrangement, pursuant to a mutually acceptable agreement between Seller and Purchaser; provided, however, that Purchaser shall in all events remain liable hereunder. Except as provided in the foregoing sentence, no party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party. No third party shall be entitled to enforce any provision hereof; and no third party is intended to benefit from this Agreement.

     15.7.  Entire Agreement.  This Agreement and the documents referred to
            ----------------
herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     15.8.  Announcements.  No announcement of the specific terms of this
            -------------
Agreement shall be made by any party without the written approval of the other party (which approval shall not be unreasonably withheld).

     15.9.  Partial Invalidity.  In the event that any provision of this
            ------------------
Agreement shall be held invalid or unenforceable by any court or competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.10. Governing Law; Jurisdiction.  This Agreement shall be interpreted
            ---------------------------
in accordance with the substantive laws of the State of Florida applicable to contracts made and to be performed wholly within said state. Except as set forth in Section 15.11, all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a federal district or state court located in Tampa, Florida. Each party hereby consents to the jurisdiction of the federal district or state court in Tampa, Florida. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district or state court of Tampa, Florida has been brought in an improper or inconvenient venue or forum.

     15.11. Disputes.
            ---------

     (a) Seller and Purchaser mutually desire that friendly collaboration will develop between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

     (b) (i) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by Seller and Purchaser within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement Seller and Purchaser may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation, neutral fact-finding or a mini-trial.

          (ii) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 15.11 will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     (c) Each of Purchaser and Seller shall bear their own respective costs of mediation or ADR but Purchaser and Seller agree to share the costs of the mediation or ADR equally.

     15.12. Further Assurances.  In case at any time after the Closing any
            ------------------
further commercially reasonable action is necessary to carry out the purposes of this Agreement, each of the parties shall take such further commercially reasonable action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party.

     15.13. Other Rules of Construction.  References in this Agreement to
            ---------------------------
sections, schedules, attachments and exhibits are to sections of, and schedules, attachments and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "including" shall mean including, without limitation. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.14. Authorship.  The parties hereto agree that the terms and language
            ----------
of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.


                      *                *                *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

PINNACLE TOWERS INC.,               PINNACLE TOWERS III INC.,
a Delaware corporation              a Florida corporation


______________________________      __________________________________________
Bernard Gaboury, President          Steven R. Day, Vice President, Chief
                                    Financial Officer and Secretary

                                SCHEDULE 1.2(b)

                                (See attached)

                                 SCHEDULE 1.3

                                     None.

                                 SCHEDULE 4.0

                       Persons Who Have Actual Knowledge

1.   Jim Bokish

2.   Steven Day

3.   Bob Wolsey

4.   Ben Gaboury

                                 SCHEDULE 4.6


1. Liens arising in connection with the Fifth Amended and Restated Credit Agreement executed September 17, 1999, by and between Seller and Bank of America, N.A.

                                 SCHEDULE 4.10

                                (See attached)

                                SCHEDULE 4.12(a)

                                     None.

                                 SCHEDULE 4.13

                             Compliance With Laws


To the knowledge of the Seller, with respect to the Sites located in the United States, to the extent that Seller is required to comply with the United States Federal Communications Commission Rules and Regulations relating to ElectroMagnetic Emissions ("EME") at antenna sites [47 CFR. 1.1307(b)] ("FCC EME Rules"), Seller is currently in compliance in all material respects (or shall be in compliance in all material respects as of the Closing Date) with the FCC EME Rules.


Additionally, to the knowledge of Seller, with respect to the sites located in Canada, to the extent that Seller is required to comply with the Health Canada's Rules and Regulations relating to ElectroMagnetic Emissions ("EME") at antenna sites [Health Canada Safety Code 6] ("Safety Code 6"), Seller is currently in compliance in all material respects (or shall be in compliance in all material respects as of the Closing Date) with Safety Code 6.


Pinnacle Towers Inc. is not a licensed real estate broker.

                                 SCHEDULE 7.5

                                (See attached)

                                      -31-